UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2015

American CareSource Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-33094	20-0428568
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1170 Peachtree Street, Suite 2350 Atlanta, Georgia 30309
(Address of Principal Executive Offices)

(404) 465-1000
(Registrant’s Telephone Number, Including Area Code) (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On July 31, 2015, ACSH Medical Management, LLC, or ACSH Management, a wholly-owned subsidiary of American CareSource Holdings, Inc. ("Registrant"), entered into an Asset Purchase Agreement with Medac Health Services, P.A., or Medac, and its shareholders to purchase certain assets used by Medac in the operation of its four urgent care centers in the greater Wilmington, North Carolina area. The purchase price for the assets is $5,600,000, with $5,040,000 payable in cash at closing and the balance of $560,000 payable in the form of a promissory note with interest at 5% per annum and maturing 18 months after the closing.

At the closing of the transaction, ACSH Management will, among other things, (a) lease the purchased assets back to Medac, (b) assume or enter into new leases for the four centers and sublease them to Medac, and (c) enter into a management services agreement with Medac. Under the terms of the management services agreement, after the closing ACSH Management will manage the non-clinical operations of the centers and Medac's contract with an emergency physician group to provide administrative and staffing services in exchange for a fixed management fee. Medac will retain control over all of the clinical aspects of the urgent care business, including the employment or engagement of all individuals whose duties include the rendition of medical care. Concurrent with the execution of the Asset Purchase Agreement or the closing, certain agreements ancillary to the Asset Purchase Agreement, including a restrictive covenant agreement and the management services agreement, have been or will be executed.

The Asset Purchase Agreement contains customary representations and warranties, covenants and agreements and indemnification provisions. The Asset Purchase Agreement also provides that consummation of the transaction is subject to the satisfaction or waiver of certain conditions, including ACSH Management having received financing in an amount no less than $5,600,000. Registrant expects the transaction to close in the third quarter of 2015.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the document, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference.

Item 8.01. Other Events.

On August 5, 2015, Registrant announced the entry into the Asset Purchase Agreement as described in Item 1.01 above. A copy of the press release announcing the entry into the Asset Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Asset Purchase Agreement, dated as of July 31, 2015, among Medac Health Services, P.A., the shareholders of Medac Health Services, P.A., Kevin E. Potts, MD, and ACSH Medical Management, LLC

99.1	Press Release of American CareSource Holdings, Inc. dated August 5, 2015.

__________________________

* Pursuant to Item 601(b)(2) of Regulation S-K, Registrant hereby agrees to supplementally furnish to the Securities and Exchange Commission upon request any omitted schedule or exhibit to the Asset Purchase Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2015

AMERICAN CARESOURCE HOLDINGS, INC.
(Registrant)

By:	/s/ Adam S. Winger
Name:	Adam S. Winger
Title:	Vice President of Acquisitions, Secretary and General Counsel